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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2001


                                    CBQ, INC.
             (Exact name of registrant as specified in its charter)


            Colorado                   33-4707-NY             84-1047159
(State or other jurisdiction of (Commission file number)    (I.R.S. Employer
   incorporation)                                         Identification Number)



                              10923 McCormick Road
                           Hunt Valley, Maryland          21031
               (Address of principal executive offices) (Zip Code)


                                 (410) 568-4000
               (Registrant's telephone number including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On March 27, 2001, CBQ, Inc. ("CBQ") acquired substantially all of the assets of Technet Computer Services, Inc. ("Technet") and Networkland, Inc. ("Networkland"), each wholly-owned subsidiaries of Socrates Technologies Corporation ("Socrates" and collectively with its subsidiaries, the "Sellers"), pursuant to the terms of the Asset Purchase Agreement, dated March 27, 2001 (the "Asset Purchase Agreement"), by and among CBQ and the Sellers.

         Under the terms of the Asset Purchase Agreement and related agreements, the assets of Technet and Networkland (consisting principally of furniture, fixtures, computers, software, equipment, intellectual property, contracts, vehicles, accounts receivable, inventory, intangible property, bank accounts, and other assets) were transferred to two newly-created wholly-owned subsidiaries of CBQ.

         As consideration for the acquisition, CBQ deposited into escrow 7,650,000 shares of its common stock, par value $.01 per share, and a note in the principal amount of $700,000 bearing interest at 10% per annum. The consideration is being held in escrow for the benefit of certain holders of debt obligations of Socrates (the "Debenture Holders") and to secure certain obligations of the Sellers under the Asset Purchase Agreement. In this regard, the Sellers pledged 1,500,000 shares of the common stock deposited by CBQ to secure the payment of claims for proration under Section 2.6 of the Asset Purchase Agreement and/or claims for indemnification under Section 9.2 of the Asset Purchase Agreement. Such shares may be released from escrow to CBQ in the event of a claim at a value of $0.50 per share. The shares of CBQ common stock not otherwise reserved for CBQ and the note may be released from escrow to Debenture Holders in proportion to their debenture holdings at any time after August 1, 2001 and before June 30, 2003. CBQ also assumed certain accounts payable of Networkland and Technet under the terms of the Asset Purchase Agreement.

         The purchase price was determined through negotiation between the respective parties. CBQ is not aware of any material relationships that existed prior to the execution of the Asset Purchase Agreement between the Sellers and CBQ or any of CBQ's affiliates, directors or officers, or any associates of such directors or officers.

         The description of the Asset Purchase Agreement herein is qualified in its entirety by reference to the copy of the Asset Purchase Agreement filed as an exhibit to this Form 8-K.

         Technet is a software programming and development company based in Virginia and has relationships with software outsourcing companies based in India. Networkland is based in Virginia and provides technology and network integration services to corporate clients.

ITEM 5. OTHER EVENTS

         On April 5, 2001, CBQ issued a press release announcing the acquisition of substantially all of the assets of Technet and Networkland. Attached as
Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) Financial statements relating to the acquisitions are not included in this report, but will be filed by amendment to this Form 8-K no later than 75 days after the date of the reported event.

(c)  The following documents are furnished as exhibits to this report:

Exhibit
Number        Description of Exhibits
--------      ---------------------------------------------------------------
2.1           Asset Purchase Agreement, dated March 27, 2001, among Socrates,
              Networkland, Technet and CBQ.*

99.1          Press Release from CBQ, dated April 5, 2001.

             * The registrant agrees by this filing to supplementally furnish copies of the schedules and similar attachments to the Asset Purchase Agreement to the Commission upon request.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CBQ, Inc.


Date: May 11, 2001                          By:      /s/ Bart S. Fisher
                                                     ---------------------------
                                            Bart S. Fisher
                                            Chairman and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit
Number        Description of Exhibits
-----         ------------------------------------------------------------------
2.1           Asset Purchase Agreement, dated March 27, 2001, among Socrates,
              Networkland, Technet and CBQ.*

99.1          Press Release from CBQ, dated April 5, 2001.

               * The registrant agrees by this filing to supplementally furnish copies of the schedules and similar attachments to the Asset Purchase Agreement to the Commission upon request.